ARTHUR
                                    ANDERSEN





                                            -------------------------------
April 30, 1999                              Arthur Andersen LLP
                                            -------------------------------
                                            Suite 400
                                            6501 Americas Parkway NE
                                            Albuquerque, NM 87110-5372
                                            (505) 889-4700


Public Service Company of New Mexico:

We are aware that Public Service Company of New Mexico has incorporated by reference in its Registration Statement Nos. 33-65418, 333-03289, 333-03303, and 333-53367 its Form 10-Q for the quarter ended March 31, 1999, which includes our report dated April 30, 1999, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,



/s/ Arthur Andersen LLP